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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A



               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                               LINC Capital, Inc.
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             (Exact name of registrant as specified in its charter)


                Delaware                                 06-0850149
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


303 East Wacker Drive, Suite 1000, Chicago, Illinois               60601
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(Address of principal executive offices)                         (Zip Code)

This Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [_]

This Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction __(x)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on
     to be so registered                which each class is to registered
     -------------------                ---------------------------------

          None                                         N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
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                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
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          Common Stock, $0.001 Par Value
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          The information included under the caption "Description of Capital
Stock" contained in the Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-34729) of LINC Capital, Inc. filed with the Securities and Exchange Commission on October 20, 1997 is hereby incorporated by reference. In addition, the description of the Common Stock, par value $0.001 per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission pursuant to any subsequent amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.


Item 2.      Exhibits
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Exhibit No.  Description
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  1.1        Form of Amended and Restated Certificate of Incorporation of the
Company, to be filed with the Secretary of State of the State of Delaware prior to effectiveness of this Registration Statement.
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                                   SIGNATURES
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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    LINC CAPITAL, INC.


                                    By: /s/ Martin E. Zimmerman
                                        ------------------------
                                    Name:  Martin E. Zimmerman
                                    Its:  Chief Executive Officer

Date:  November 3, 1997